BY-LAWS
OF
AUTOBAHN INTERNATIONAL, INC.

ARTICLE I
MEETING OF STOCKHOLDERS

Section 1. The Annual Meeting. The annual meeting of the stockholders of Autobahn International, Inc. (the “Corporation”) for the election of directors and for the transaction of such other business as may come before the meeting shall be held within one hundred and fifty days after the close of the Corporation’s Fiscal Year at such date, time, and location as the Board of Directors shall designate.

Section 2. Special Meetings. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or the President and shall be called by the President or Secretary at the request in writing of stockholders of record owning at least twenty-five per centum (25%) of the shares of stock of the Corporation outstanding and entitled to vote.

Section 3. Notice of Meetings. Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes thereof, shall be given personally or by mail in a postage prepaid envelope to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of such meeting, and, if mailed, shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board of Directors shall fix, after the adjournment, a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 4. Place of Meetings. Meetings of the stockholders may be held at such place, within or without the State of Delaware, as the Board of Directors or the officer calling the same shall specify in the notice of such meeting, or in a duly executed waiver of notice hereof.

Section 5. Quorum. At all meetings of the stockholders the holders of a majority of the votes of the shares of stock of the Corporation issued and outstanding and entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of any business, except as otherwise provided by statute or in the Certificate of Incorporation. In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote, or if no stockholder entitled to vote is present, then any officer of the Corporation may adjourn the meeting. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 6. Organization. At each meeting of the stockholders, the President, or in his absence or inability to act, any person chosen by a majority of those stockholders present, in person or by proxy and entitled to vote, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

Section 8. Voting. Except as otherwise provided by statute, by the Certificate of Incorporation, or by any certificate duly filed in the State of Delaware pursuant to Section 151 of the Delaware General Corporation Law, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation on the date fixed by the Board of Directors as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or if such record date shall not have been so fixed, then at the close of business on the day next preceding the date on which notice thereof shall be given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; or each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, in those cases where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, these By-Laws, or the Certificate of Incorporation, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes, cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting or by his proxy, if there be such proxy, and shall state the number of shares voted.

Section 9. List of Stockholders. The officer has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 10. Action by Written Consent. Any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice to stockholders and without a vote if consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 11. Duration and Revocation of Consents. Consents to corporate action shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law. Consents may be revoked by written notice (i) to the Corporation, (ii) to the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the “Soliciting Stockholders”), or (iii) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Stockholders.

Section 12. Notice of Action by Consent. The Corporation shall give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take Action were delivered to the Corporation in the manner provided in Section 228 (c) of the Delaware General Corporation Law.

ARTICLE II
BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 2. Number, Qualifications, Election, and Term of Office. The number of directors of the Corporation shall be as determined by vote of a majority of the entire Board of Directors. All of the directors shall be of full age. Directors need not be stockholders. Except as otherwise provided by statute or these By-Laws, the directors shall be elected at the annual meeting of the stockholders for the election of directors at which a quorum is present, and the persons receiving a plurality of the votes cast at such election shall be elected. Each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been duly elected and qualified or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Certificate of Incorporation.

Section 3. Place of Meeting. Meetings of the Board of Directors may be held at such place, within or without the State of Delaware, as the Board of Directors may from time to time determine or shall be specified in the notice or waiver of notice of such meeting.

Section 4. First Meeting. The Board of Directors shall meet for the purpose of organization, the election of the officers of the Corporation, and the transaction of other business, as soon as practicable after each annual meeting of the stockholders. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of Delaware) which shall be specified in a notice thereof given as hereinafter Provided in Section 7 of this Article II.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and at such place as the Board of Directors may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by one or more directors of the Corporation or by the President.

Section 7. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director either personally or by telephone, telegraph cable or wireless, at least twenty-four hours before the time at which such meeting is to be held or by first-class mail, postage prepaid, addressed to him at his residence, or usual place of business, at least three days before the day on which the meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any regular or special meeting need not state the purpose of such meeting.

Section 8. Quorum and Manner of Acting. A majority of the entire Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute or the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat, or if no director be present, the Secretary may adjourn such meeting to another time and place, or such meeting, unless it be the first meeting of the Board of Directors, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Article III of these By-Laws, the directors shall act only as a Board and the individual directors shall have no power as such.

Section 9. Organization. At each meeting of the Board of Directors, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability t act any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

Section 10. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 11. Vacancies. Vacancies may be filled by a majority of the directors then in office, though less than quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or holders of at least ten percent of the votes of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Except as otherwise provided in these By-Laws, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Section 12. Removal of Directors. Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, an director may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the votes of the issued and outstanding stock entitled to vote for the selection of directors of the Corporation given at a special meeting of the stockholders called and held for the purpose; and the vacancy in the Board of Directors caused by any such removal may be filled by such stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, as in these By-Laws provided.

Section 13. Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided no such payment shall preclude any director from serving the Corporation in any other capacity receiving compensation therefore.

Section 14. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filled with the minutes of proceedings of the Board of Directors or committees.

ARTICLE III
COMMITTEES

Section 1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these by-laws.

ARTICLE IV
OFFICERS

Section 1. Number and Qualifications. The officers of the Corporation shall be the President, Secretary and Treasurer. Any two or more officers may be held by the same person. Such officers shall be elected from time to time by the Board of Directors, each to hold office until the meeting of the Board of Directors following the next annual meeting of the stockholders, or until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-laws. The Board of Directors may from time to time elect, or the President may appoint, such other officers (including, but not limited to, one or more Vice President, Assistant, Vice Presidents, Assistant Secretaries, and Assistant Treasurers), and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their officers for such terms as may be prescribed by the Board of Directors or by the appointing authority.

Section 2. Resignations. Any officer of the Corporation may resign at the time by giving written notice of his resignation to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3. Removal. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of majority of the entire Board of Directors at any meeting of the Board of Directors, or, except in the case of an officer or agent elected or appointed by the Board of Directors, by the President. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-laws for the regular election or appointment of such office.

Section 5. Officers’ Bonds or Other Security. If required by this Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board of Directors may require.

Section 6. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate to the President the power to fix the compensation of officers and agents appointed by the President. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

Section 7. President. The President shall be the Chief Executive Officer of the Corporation and shall have the general and Active management of the business of the Corporation and general and active supervision and direction over the other offices, agents and employees and shall see that their duties are properly performed. He shall, if present, preside at each meeting of the stockholders and of the Board of Directors and shall be an ex-office member of all committees of the Board of Directors. He shall perform all duties incident to the office of President and Chief Executive Officer and such other as may from time to time assigned to him by the Board of Directors.

Section 8. Secretary. The Secretary shall:
(a)  Keep or cause to be kept in one or more books provided for the purpose, the minutes of the meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

(b)  See that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c)  Be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter to be executed on behalf of the Corporation under its seal;

(d)   See that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e)  In general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

Section 9. Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall exercise general supervision over the receipt, custody, and disbursements of corporate funds. The Treasurer shall sign, make and indorse in the name of the corporation, all checks, drafts, warrants and orders for the payment of money, and pay out and dispose of same and receipts for such, and, in general, perform all the duties incident to the office of Treasurer. He shall have such further powers and duties as may be conferred upon him from time to time by President or the Board of Directors.

ARTICLE V
INDEMNIFICATION

To the fullest extent permitted by law, the Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suitor proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), liability, loss, judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit on proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect of any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Such indemnity shall insure to the benefit of the heirs, executors and administrators of any director or officer so indemnified pursuant to this Article. The right to indemnification under this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. Such indemnification and advancement of expenses shall be in addition to any other rights to which those directors may be entitled under law, agreement, vote of stockholders, or otherwise.

Any repeal or amendment of this Article by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or amendment. In addition to the forgoing, the right to indemnification and advancement of expenses shall be to the fullest or any other applicable law and all amendments to such laws as hereafter enacted form time to time.

ARTICLE VI
STOCK

Section 1. Certificate. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, if any or the President, and by the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer gent, or registrar before such certificate issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 2: Lost, Stolen or Destroyed Stock Certificates; Issuances of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII
MISCELLANEOUS

Section 1. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January of each year and end on the last day of December of each year.

Section 2. Seal. The Board of Directors shall provide a Corporate seal, which shall be in the form of the name of the Corporation and the words and figures “Corporate Seal, Autobahn, International, Inc. Delaware 2004”.

Section 3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any writer waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting is not lawfully called or convened. Neither the business to be transacted at, nr the purpose if any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 4. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or the committee, thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote as to the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 5. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books. May be kept on, or be in form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6. Amendments. These By-Laws may be amended or repealed, or new By-Laws may be adopted, (1) at any annual or special meeting of the stockholders, by a majority of the total votes of the stockholders, present or in person or represented by proxy and entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment or repeal of these By-Laws, or the adoption of new By-Laws, is one of the purposes of such meeting; (2) by written consent of the stockholders pursuant to Section 10 of Article I; or (3) by action of the Board of Directors.

I, the undersigned, Secretary of the Corporation, do hereby certify that the forgoing is a true, complete, and accurate copy of the By-Laws of Autobahn International, Inc., duly adopted by unanimous written consent of the Board of Directors on the 10th day of December 2005, and I do further certify that these By-Laws have not since been altered, amended, repealed, or rescinded, and are now in full force and effect.

/s/ Michael Anthony
_______________________________
Michael Anthony Secretary